Exhibit 99.2



CONTACT:  Jason Lynch
          Fredric J. Spar
          Kekst and Company
          212-521-4800


FOR IMMEDIATE RELEASE


           BT OFFICE PRODUCTS INTERNATIONAL'S INDEPENDENT COMMITTEE OF
                 DIRECTORS RETAINS FINANCIAL AND LEGAL ADVISORS


BUFFALO GROVE, IL, FEBRUARY 18, 1998 - BT Office Products International, Inc. (NYSE: BTF) announced that the independent committee of its board of directors has retained independent financial and legal advisors to assist the committee in its consideration of the previously disclosed proposal by NV Koninklijke KNP BT, the company's 70% stockholder, to acquire the 30% equity interest owned by public stockholders. The committee, which consists of the two independent members of the board, has retained BT Wolfensohn as its financial advisor and Wachtell, Lipton, Rosen & Katz and Young, Conway, Stargatt & Taylor as its legal advisors. BT Wolfensohn is a division of BT Alex Brown Incorporated and is not related to BT Office Products.


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